Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77457 and 333-112877) pertaining to the Brunswick Retirement Savings Plan of our report dated June 27, 2008, with respect to the financial statements and schedules of the Brunswick Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 27, 2008

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77457 and 333-112878) pertaining to the Brunswick Rewards Plan of our report dated June 27, 2008, with respect to the financial statements and schedules of the Brunswick Rewards Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 27, 2008

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112879) pertaining to the Brunswick Rewards Plan with Variable Profit Sharing, of our report dated June 27, 2008, with respect to the financial statements of the Brunswick Rewards Plan with Variable Profit Sharing included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
June 27, 2008